Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 383-127972 and No. 033-98188) and Forms S-8 (No. 333-57352 and No. 333-57354) of Pennichuck Corporation of our reports dated March 13, 2008 relating to the consolidated financial statements and schedules, and the effectiveness of Pennichuck Corporation’s internal controls over financial reporting, which appear in this Form 10-K.

/s/ Beard Miller Company LLP

Beard Miller Company LLP Reading, Pennsylvania March 13, 2008